Exhibit 99.1

DARLING INGREDIENTS INC. ANNOUNCES CLOSING OF ITS PRIVATE OFFERING OF $500

MILLION UNSECURED SENIOR NOTES DUE 2027 AND EXPIRATION AND RESULTS OF TENDER

OFFER

April 3, 2019 – IRVING, TEXAS – Darling Ingredients Inc. (NYSE: DAR) (“Darling” or the “Company”) today announced that it has closed a private offering of $500 million in aggregate principal amount of its 5.25% unsecured senior notes due 2027 (the “Notes”).

The Company also announced today the expiration and results of its previously announced cash tender offer (the “Tender Offer”) for any and all of its outstanding 5.375% Senior Notes due 2022 (the “2022 Notes”), which expired at 5:00 p.m., New York City time, on April 2, 2019 (the “Expiration Time”). As of the Expiration Time, $374,142,000 aggregate principal amount of 2022 Notes, or approximately 74.83% of the aggregate principal amount of 2022 Notes outstanding, had been validly tendered and not validly withdrawn, not including any 2022 Notes that may be validly tendered pursuant to guaranteed delivery procedures. Holders (as defined in the Company’s Offer to Purchase dated March 27, 2019 (the “Offer to Purchase”)) who indicated by the Expiration Time that they will deliver their 2022 Notes through the guaranteed delivery procedures set forth in the Offer to Purchase, must deliver their 2022 Notes by the close of business on April 4, 2019 in accordance with the Offer to Purchase. The complete terms and conditions of the Tender Offer were set forth in the Company’s Offer to Purchase, the related letter of transmittal (the “Letter of Transmittal”) and the related notice of guaranteed delivery (the “Notice of Guaranteed Delivery”).

The Company today accepted for purchase and paid for all the 2022 Notes validly tendered in the Tender Offer at or prior to the Expiration Time and not validly withdrawn. Holders of 2022 Notes who validly tendered (and did not validly withdraw) their 2022 Notes in the Tender Offer at or prior to the Expiration Time received in cash $1,015.25 per $1,000 principal amount of 2022 Notes (the “Purchase Price”) validly tendered and accepted for purchase pursuant to the Tender Offer, plus accrued and unpaid interest (“Accrued Interest”) from the last interest payment date for the 2022 Notes to, but excluding, the settlement date, April 3, 2019 (the “Settlement Date”). For the avoidance of doubt, Accrued Interest ceased to accrue on the Settlement Date for all 2022 Notes accepted for purchase pursuant to the Tender Offer. With respect to Notes tendered and accepted for purchase, if any, pursuant to the guaranteed delivery procedures described in the Offer to Purchase, the Holders thereof will receive payment of the Purchase Price for such Notes, plus Accrued Interest to, but excluding, the Settlement Date, on the Guaranteed Delivery Settlement Date (as defined in the Offer to Purchase), which is expected to be April 5, 2019. For the avoidance of doubt, Accrued Interest will cease to accrue on the Settlement Date for all Notes accepted for purchase pursuant to the Tender Offer, including those tendered pursuant to the guaranteed delivery procedures. Darling used the net proceeds from the offering of the Notes to repurchase the 2022 Notes validly tendered and accepted for purchase pursuant to the Tender Offer, including the payment of Accrued Interest and costs and expenses incurred in connection therewith. BofA Merrill Lynch served as dealer manager for the Tender Offer. D.F. King & Co., Inc. (“D.F. King”) served as the tender agent and information agent for the Tender Offer.

For additional information regarding the terms of the Tender Offer, please contact BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-5602 (collect). Questions regarding the Tender Offer should be directed to D.F. King at (212) 269-5550 (banks and brokers) or (800) 591-6313 (all others) or email dar@dfking.com.

Darling plans to redeem any 2022 Notes that remain outstanding after the completion of the Tender Offer. This announcement does not constitute a notice of redemption or an obligation to issue a notice of redemption. There can be no assurance that any 2022 Notes that remain outstanding after the completion of the Tender Offer will be redeemed or otherwise repurchased.

This announcement is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell securities. The Tender Offer was made solely by means of the Offer to Purchase, the related Letter of Transmittal and the Notice of Guaranteed Delivery. This announcement does not constitute an offer to sell or a solicitation of an offer to buy any securities or other financial instruments that may be issued or otherwise incurred in connection with the Debt Financing (as defined in the Offer to Purchase).

About Darling

Darling Ingredients Inc. is a global developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, creating a wide range of ingredients and specialty solutions for customers in the pharmaceutical, food, pet food, feed, technical, fuel, bioenergy, and fertilizer industries. With operations on five continents, the Company collects and transforms all aspects of animal by-product streams into useable and specialty ingredients, such as collagen, edible fats, feed-grade fats, animal proteins and meals, plasma, pet food ingredients, organic fertilizers, yellow grease, fuel feedstocks, green energy, natural casings and hides. The Company also recovers and converts recycled oils (used cooking oil and animal fats) into valuable feed and fuel ingredients and collects and processes residual bakery products into feed ingredients. In addition, the Company provides environmental services, such as grease trap collection and disposal services to food service establishments. The Company sells its products domestically and internationally and operates within three industry segments: Feed Ingredients, Food Ingredients and Fuel Ingredients.

Cautionary Statements Regarding Forward-Looking Information:

This announcement contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect the Company’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company’s direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company’s indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome, bovine spongiform encephalopathy (“BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the United States or elsewhere, such as the recent African Swine Fever (“ASF”) outbreak in China; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the Diamond Green Diesel joint venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in the Company’s information systems or failure to implement new systems and software successfully, including the Company’s ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company’s results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. Other risks and uncertainties regarding the Company, its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

For More Information, contact:

Melissa A. Gaither, VP IR and Global Communications

Email: mgaither@darlingii.com

251 O’Connor Ridge Blvd., Suite 300, Irving, Texas 75038

Phone: 972-281-4478

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